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                                                                      EXHIBIT 21

ASHWORTH, INC.


SUBSIDIARIES OF THE REGISTRANT.



                                     STATE OR OTHER JURISDICTION
NAME OF SUBSIDIARY                   OF INCORPORATION
Ashworth International, Inc.         US Virgin Islands
 (Foreign Sales Corporation)
Ashworth Store I, Inc.               Delaware
Ashworth Store II, Inc.              Delaware
Ashworth Store III, Inc.             Delaware
Ashworth U.K., Ltd.                  England
Ashworth Inc. et Compagnie           Luxembourg (dissolved 9/1/98)